UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: April 26, 2001

                     FIRST CHESAPEAKE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

        Virginia                      0-21912                     54-1624428
(State of Incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)
                                12 Oregon Avenue
                             Philadelphia, PA 19148
                    (Address of Principal Executive Offices)

                       (215) 755-5691 Fax: (215) 836-4485
          (Registrant's telephone and fax number, including area code)


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Item 4. Change in Registrant's Certifying Accountant.

(a) (i) On April 23, 2001, First Chesapeake Financial Corporation dismissed Grant Thornton LLP as its independent accountants.

         (ii) The reports of Grant Thornton LLP on the financial statements for the fiscal years ended December 31, 1998 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modifies as to uncertainty, audit scope or accounting principle, except that their report for each of these fiscal years contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern.

         (iii) The Registrant's Audit Committee recommended and approved the decision to change independent accountants.

         (iv) In connection with its audits for the two most recent fiscal years and through April 23, 2001, there have been no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

         (v) The Registrant has requested that Grant Thornton LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is either filed as Exhibit 16 to this Form 8-K or will be filed in an amendment to this Form 8-K within ten business days of April 23, 2001.

(b) The Registrant engaged Gross Kreger Passio LLP as its new independent accountants as of April 23, 2001.

Item 7.     Financial Statement and Exhibits.

The following Exhibits are filed as part of this report:

Exhibit No.         Description of Exhibit
-----------         ----------------------

    16              Letter of Grant Thornton LLP dated April 26, 2001

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FIRST CHESAPEAKE FINANCIAL CORPORATION
                              Registrant



                              /s/ Mark E. Glatz
                              ------------------------------------------
                              Mark E. Glatz, Chief Financial Officer

Date: April 26, 2001




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